SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)         June 1, 2000
                                                         ------------




                                THE TALBOTS, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



         Delaware                   1-12552                    41-1111318
--------------------------------------------------------------------------------
(State or Other Jurisdiction        (Commission             (I.R.S. Employer
  of Incorporation)                 File Number)             Identification No.)




175 Beal Street, Hingham, Massachusetts                        02043
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                      (Zip Code)




Registrant's telephone number, including area code      (781) 749-7600
                                                        ---------------

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.    Other Events.


         The Talbots, Inc. ("Talbots") and JUSCO (U.S.A.), Inc. ("JUSCO USA") entered into the Fifth Extension of Share Repurchase Program ("Extended Program") dated as of June 1, 2000, following the approval of the Board of Directors of Talbots of the fifth extension of its stock repurchase program to acquire up to an additional $20 million of its outstanding shares of common stock, $0.01 par value per share ("Common Stock") over a two year period.


         Under the Extended Program Talbots purchases shares on the open market and purchases a proportionate number of shares from JUSCO USA so as to maintain substantially the same percentage ownership of Talbots between JUSCO USA and the public shareholders. The price of the Common Stock purchased from JUSCO USA is equal to the weighted average price of the Common Stock paid to the public shareholders.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

         Exhibit 10.35 Fifth Extension of Share Repurchase Program dated as of June 1, 2000 between The Talbots, Inc. and JUSCO (U.S.A.), Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              THE TALBOTS, INC.


                                               CAROL GORDON STONE
Dated:   June 30, 2000              By:  _______________________________
                                               Carol Gordon Stone
                                         Vice President, Corporate Controller

                                  EXHIBIT INDEX

         Exhibit 10.35 Fifth Extension of Share Repurchase Program dated as of June 1, 2000 between The Talbots, Inc. and JUSCO (U.S.A.), Inc.